Exhibit 99.1

Diodes Incorporated to Announce Second Quarter 2021 Financial Results on August 5

Plano, Texas – July 15, 2021 – Diodes Incorporated (Nasdaq: DIOD) will host a conference call on Thursday, August 5, 2021 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its second quarter 2021 financial results.

Joining Dr. Keh-Shew Lu, Chairman, President and Chief Executive Officer of Diodes Incorporated, will be Brett Whitmire, Chief Financial Officer; Emily Yang, Senior Vice President of Worldwide Sales and Marketing; and Laura Mehrl, Director of Investor Relations. The Company intends to distribute the announcement of its second quarter 2021 financial results on that same day at 3:05 p.m. Central Time (4:05 p.m. Eastern Time).

Analysts and investors are invited to dial into the conference call using the following information:

Date: Thursday, August 5, 2021

Time: 4:00 p.m. Central Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-888-771-4371

International Call Number: +1-847-585-4405

Pass code: 50198105

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at https://investor.diodes.com. Please click on the webcast link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast of the conference call, a replay webcast will be available shortly thereafter on the Company’s website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the consumer electronics, computing, communications, industrial, and automotive markets. We leverage our expanded product portfolio of discrete, analog, and mixed-signal products and leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific solutions and solutions-focused sales, coupled with worldwide operations of 31 sites, including engineering, testing, manufacturing, and customer service, enables us to be a premier provider for high-volume, high-growth markets. For more information visit

www.Diodes.com

Company Contact:

Diodes Incorporated

Laura Mehrl

Director, Investor Relations

P: 972-987-3959

E: laura_mehrl@diodes.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers, President

P: 949-224-3874

E: lsievers@sheltongroup.com